W.W. GRAINGER, INC. SUPPLEMENTAL FINANCIAL INFORMATION For the Second Quarter Ended June 30, 2004 (Unaudited)

Company Contacts: W. D. Chapman 847-535-0881 N. A. Hobor 847-535-0065 Issued: July 16, 2004

Second Quarter Highlights

•     Sales of $1.3 billion were up 7% versus 2003.

•     Operating earnings for the quarter were $107 million, an increase of 15% versus 2003.  This represents a record second quarter.

•     Earnings per share for the quarter were $0.72, up 20% versus $0.60 in 2003.  This represents a record quarter.

Contents

I. II. III. IV.	EARNINGS REVIEW BALANCE SHEET DATA CASH FLOW DATA BUSINESS SEGMENT RESULTS EXHIBITS A. Daily Sales Growth by Segment B. Sales by Segment C. Operating Earnings by Segment	2 4 5 6 9 10 11

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

I.  EARNINGS REVIEW

Net Sales

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/04	06/30/03	Inc/(Dec)	06/30/04	06/30/03	Inc/(Dec)
Net Sales	$1,256	$1,173	7%	$2,484	$2,312	7%

Sales Days	2004	2003
Second Quarter	64	64
First Six Months	128	127
Total Year	255	255

Sales in the second quarter benefited from a strong economy and several strategic initiatives.

	Daily Sales Inc/(Dec) 2004 vs. 2003
2004 Month	Total Company	Branch-based Distribution	Lab Safety		Integrated Supply
April	6.1%	5.8%	12.0	%*	3.6%
May	8.6	9.1	5.9		1.0
June	6.6	7.0	7.2		(3.2)

Second Quarter	7.1	7.3	8.3		0.4
First Six Months	6.6	6.4	13.0	*	0.9

On a daily basis, sales were up 7% driven by an increase in the Branch-based Distribution segment and at Lab Safety. The increase in the Branch-based Distribution segment was primarily driven by a strengthening manufacturing sector. Lab Safety was primarily driven by double-digit sales growth of labware, maintenance and material handling products.

*Impacted by Gempler’s acquisition effective April 14, 2003.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

Operating Earnings

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/04	06/30/03	Inc/(Dec)	06/30/04	06/30/03	Inc/(Dec)
Operating Earnings	$107	$93	15%		$208	$184	13%
Operating Margin	8.5%	7.9%	0.6	pp	8.4%	8.0%	0.4	pp
ROIC*					22.5%	19.6%	2.9	pp

The Company’s operating earnings were $107 million for the second quarter of 2004 versus $93 million for the second quarter of 2003. Operating earnings were higher for all segments, partially offset by higher operating expenses at headquarters. The improvement related primarily to the Branch-based segment and reflected higher margins and warehouse productivity, partially offset by expenses related to strategic initiatives and information technology. The higher operating expenses at headquarters related to increases in payroll and benefits, primarily driven by increased stock-based compensation and bonus and profit sharing accruals.

The increase in ROIC was primarily attributable to higher operating earnings.

Other Income and Expense

For the 2004 second quarter, “Other Income and Expense” was $0.5 million of income versus $1.1 million of income for the 2003 quarter. The 2003 quarter included $2.8 million of gains related to the sale of two facilities. The remaining change is primarily attributable to an improvement in the results of unconsolidated entities and higher interest income in 2004.

Income Taxes

The Company’s effective income tax rate was 37.9% for the 2004 second quarter and 40.3% for the 2003 second quarter. Excluding the effect of equity in unconsolidated entities, which is recorded net of tax, the effective income tax rate was 38.0% for 2004 and 40.0% for 2003. This change in effective tax rate was primarily driven by a lower tax rate in Canada and the realization of tax benefits related to operations in Mexico and to capital losses.

 *See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

II.  BALANCE SHEET DATA

        Selected Balance Sheet data as of June 30, 2004 (preliminary) and 2003 follow:

	2004	2003
ASSETS	($ in thousands)
Cash and Cash Equivalents	$486,131	$186,698
Accounts Receivable-net (1)	484,547	464,462
Inventories (2)	654,696	747,116
Other Current Assets	154,970	151,843

Total Current Assets	1,780,344	1,550,119
Property, Buildings, and Equipment-net (3)	717,158	731,118
Investments in Unconsolidated Entities	22,066	19,762
All Other Assets	233,449	242,846

Total Assets	$2,753,017	$2,543,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-Term Debt	$0	$1,135
Current Maturities of Long-Term Debt	140,190	5,320
Trade Accounts Payable	314,783	314,542
Other Current Liabilities	279,995	255,588

Total Current Liabilities	734,968	576,585
Long-Term Debt	4,895	139,163
All Other Liabilities	76,590	70,974
Shareholders' Equity (4)	1,936,564	1,757,123

Total Liabilities and Shareholders' Equity	$2,753,017	$2,543,845

(1)	Accounts receivable-net increased by $20 million, or 4%. This increase resulted from higher June sales, partially offset by improved collections and process improvements.

(2)	Inventories decreased by $92 million, or 12%. This decline was in the Branch-based Distribution segment and reflects efficiencies achieved within the logistics network.

(3)	Depreciation and amortization of property, buildings, and equipment amounted to $21 million for the 2004 second quarter and $19 million for the 2003 second quarter.

(4)	Common stock outstanding as of June 30, 2004 was 91,013,839 shares as compared with 91,244,156 shares at June 30, 2003. The Company repurchased 190,600 shares during the 2004 second quarter bringing the total for the year to 975,900 shares. As of June 30, 2004, 8.1 million shares of common stock remained under the current share repurchase authorization.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

III.  CASH FLOW DATA

       The following is a summarized cash flow statement for the six months ended June 30 (preliminary):

	Six Months Ended June 30,
	($ in thousands)
	2004	2003
Cash Flows from Operating Activities:
Net Earnings	$129,178	$108,397
Depreciation and Amortization	50,696	49,473
Gains on sale of investment securities	0	(5)
Write-down of Investments	0	1,614
Losses in Unconsolidated Entities	202	1,824
(Increase) Decrease in Accounts Receivable - net	(54,158)	(32,812)
(Increase) Decrease in Inventories	3,443	(7,921)
(Increase) Decrease in Prepaid Expenses	(14,386)	(12,787)
Increase (Decrease) in Trade Accounts Payable	57,891	19,281
Increase (Decrease) in Other Current Liabilities	(8,424)	(30,914)
Other - net	(4,345)	(1,453)

Net Cash Provided by Operating Activities	160,097	94,697

Cash Flows from Investing Activities:
Additions to Property, Buildings,
and Equipment - net	(29,654)	(26,048)
Additions for Capitalized Software	(6,577)	(3,773)
Net Cash Paid for Business Acquisition	0	(36,725)
Other - net	1,304	(2,570)

Net Cash Used in Investing Activities	(34,927)	(69,116)

Cash Flows from Financing Activities:
Net Decrease in Short-Term Debt	0	(1,832)
Net Decrease in Long-Term Debt	(24)	(1,185)
Cash Dividends Paid and Purchase of
Treasury Stock - net	(83,986)	(54,540)
Other - net	43,394	6,337

Net Cash Used in Financing Activities	(40,616)	(51,220)

Exchange Rate Effect on Cash and Cash
Equivalents	(1,247)	3,809

Net Increase (Decrease) in Cash and Cash
Equivalents from beginning of year	$83,307	$(21,830)

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

IV.  BUSINESS SEGMENT RESULTS

BRANCH-BASED DISTRIBUTION

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/04	06/30/03	Inc/(Dec)	06/30/04	06/30/03	Inc/(Dec)
Sales	$1,121	$1,045	7%		$2,209	$2,060	7%
Operating Earnings	$112	$92	21%		$218	$183	19%
Operating Margin	10.0%	8.8%	1.2	pp	9.9%	8.9%	1.0	pp
ROIC*					26.0%	21.4%	4.6	pp

North American Branch Network
Number of Branches

	2004 Second Quarter
	03/31/04	Opened	Closed	06/30/04
United States	402	2	2	402
Canada	166	--	2	164
Mexico	5	--	--	5

Total	573	2	4	571

	2004 Year-to-Date
	12/31/03	Opened	Closed	06/30/04
United States	396	9	3	402
Canada	174	--	10	164
Mexico	5	--	--	5

Total	575	9	13	571

Net Sales — Daily sales for this segment were up 7% for the quarter, reflecting the stronger North American economy.

Daily sales in the United States were up 8% versus 2003 reflecting growth across most customer segments, led primarily by manufacturing. National account sales within these customer segments were up 9% for the quarter. Sales to government accounts were up 6% which was a lower growth rate than recent quarters. This lower growth rate related to military and local and state governments. Sales through the grainger.com Web site were $151 million, a 32% increase versus second quarter 2003 sales of $115 million.

Daily sales in Canada increased 2% for the quarter versus 2003 due to the effect of a favorable Canadian exchange rate. In local currency, sales for this business were flat. Economic growth in the quarter was offset by a decline in safety product sales because there was no counterpart to last year’s sales of safety products related to the SARS epidemic.

 *See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

BRANCH-BASED DISTRIBUTION (continued)

Daily sales in Mexico were up 12% for the quarter versus 2003 driven by an improving economy, telesales and the effect of two branch expansions in late 2003.

Operating Earnings — Operating earnings for the 2004 second quarter were up 21% compared with the 2003 period, the result of higher sales and increased gross profits.

The gross profit margin was up 1.0pp versus the comparable 2003 quarter. Contributing to the improvement in gross profit margin were lower product costs, the positive effect of product mix, partially offset by an unfavorable change in selling price category mix.

Operating expenses increased at the same rate as sales, up 7% for the quarter. The operating expense increase was primarily driven by increased sales commissions and higher employee benefits. These increases were mitigated by non-commission payroll growing slower than sales as productivity improvements, primarily in the logistics network, controlled headcount additions.

LAB SAFETY

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/04	06/30/03	Inc/(Dec)	06/30/04	06/30/03	Inc/(Dec)
Sales	$86	$79	8%		$172	$151	14%
Operating Earnings	$12	$11	8%		$24	$22	8%
Operating Margin	14.1%	14.1%	--	pp	13.9%	14.6%	(0.7)	pp
ROIC*					39.0%	41.6%	(2.6)	pp

Net Sales — Daily sales increased 8% for the quarter for Lab Safety, the Company’s direct marketing business. The increase in sales was primarily driven by double-digit sales growth of labware, maintenance and material handling products. Sales through the Lab Safety Web sites were up 24% for the quarter.

Operating Earnings — Operating earnings grew at the same rate as sales reflecting lower gross profit margins, offset by operating expenses growing slower than sales. Lower gross margins were the result of increased sales to large accounts that receive higher discounts and increased quote sales. Operating expenses increased slower than sales due to cost controls in most categories except benefits, which reflected higher healthcare costs.

*See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

INTEGRATED SUPPLY

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/04	06/30/03	Inc/(Dec)	06/30/04	06/30/03	Inc/(Dec)
Sales	$53	$53	0%		$112	$110	2%
Operating Earnings	$1.5	$0.8	88%		$2.5	$1.9	32%
Operating Margin	2.8%	1.5%	1.3	pp	2.3%	1.7%	0.6	pp
ROIC*					40.9%	42.4%	(1.5	)pp

Net Sales — Daily sales were flat for the quarter. Incremental sales at eight customer locations added since the second quarter of 2003, were offset by two customer disengagements in late 2003. Sales for this business unit include product sales and management fees.

Operating Earnings — The operating earnings increase was primarily related to lower data processing expenses and reduced bad debt provision.

Comments Regarding Emerging Issues Task Force Issue 02-16
In 2003, the Company adopted those provisions relating to vendor funded advertising allowances per Emerging Issues Task Force (EITF) Issue 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor”. As a result of the transition rules for EITF Issue 02-16, in 2003 the Company classified $7.9 million as a reduction of cost of merchandise sold rather than a reduction of operating (advertising) expenses. In 2004, most vendor funded advertising allowances will be classified as a reduction of cost of merchandise sold. To maintain comparability, $16.3 million, $14.1 million, $10.7 million and $12.4 million were reclassified for each of the 2003 quarters, respectively.

*Footnote:
The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a seven point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non-operating cash), deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements

This document may contain forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives and are not historical facts. They are generally identified by qualifiers such as “will”, “projected”, “estimate” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

— End —

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

EXHIBIT A
Daily Sales Growth
by Segment

	2004 vs. 2003				2003 vs. 2002

		Branch-based	Lab	Integrated		Branch-based	Lab	Integrated
Month	Company	Distribution	Safety	Supply	Company	Distribution	Safety	Supply

January	4.7%	3.9%	19.6%	1.8%	0.6%	1.2%	-5.1%	-4.4%
February	5.9%	5.5%	17.4%	-0.7%	0.4%	0.8%	-2.9%	-2.1%
March	7.4%	7.1%	16.6%	1.6%	2.7%	2.7%	2.0%	6.8%
First Quarter	6.1%	5.5%	18.1%	1.3%	1.2%	1.6%	-2.0%	0.1%

April	6.1%	5.8%	12.0%	3.6%	-2.9%	-3.0%	6.1%	-11.2%
May	8.6%	9.1%	5.9%	1.0%	0.2%	-0.2%	10.8%	-6.6%
June	6.6%	7.0%	7.2%	-3.2%	-3.0%	-3.1%	5.1%	-12.1%
Second Quarter	7.1%	7.3%	8.3%	0.4%	-1.9%	-2.0%	7.3%	-10.0%

July					-2.4%	-2.2%	4.8%	-15.0%
August					-0.6%	-0.5%	4.6%	-8.7%
September					2.3%	2.8%	7.1%	-13.2%
Third Quarter					-0.2%	0.0%	5.7%	-12.3%

October					0.2%	-0.1%	9.6%	-6.8%
November					3.9%	3.6%	10.8%	0.9%
December					6.2%	5.1%	33.6%	-1.5%
Fourth Quarter					3.0%	2.5%	16.1%	-2.8%

Full year					0.5%	0.5%	6.5%	-6.3%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

EXHIBIT B
Sales by Segment
($000’s)

2nd Quarter
	Three Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total net sales	1,121,036	85,987	53,054	1,260,077
Intersegment net sales	(3,583)	(520)	--	(4,103)

Net sales to external customers	1,117,453	85,467	53,054	1,255,974

	Three Months ended June 30, 2003
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total net sales	1,044,732	79,387	52,829	1,176,948
Intersegment net sales	(3,900)	(387)	--	(4,287)

Net sales to external customers	1,040,832	79,000	52,829	1,172,661

2004 vs. 2003
Total net sales	7.3%	8.3%	0.4%	7.1%
Intersegment net sales	-8.1%	34.4%	--	-4.3%
Net sales to external customers	7.4%	8.2%	0.4%	7.1%

Year
	Six Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total net sales	2,209,208	171,766	111,967	2,492,941
Intersegment net sales	(8,222)	(946)	--	(9,168)

Net sales to external customers	2,200,986	170,820	111,967	2,483,773

	Six Months ended June 30, 2003
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total net sales	2,059,604	150,876	110,101	2,320,581
Intersegment net sales	(7,829)	(822)	--	(8,651)

Net sales to external customers	2,051,775	150,054	110,101	2,311,930

2004 vs. 2003
Total net sales	7.3%	13.8%	1.7%	7.4%
Intersegment net sales	5.0%	15.1%	--	6.0%
Net sales to external customers	7.3%	13.8%	1.7%	7.4%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004

EXHIBIT C
Operating Earnings by Segment
($000’s)

2nd Quarter
	Three Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total operating earnings	111,615	12,130	1,477	125,222
Unallocated expenses	--	--	--	(18,332)
Elimination of intersegment profits	--	--	--	1

Total consolidated operating earnings	111,615	12,130	1,477	106,891

	Three Months ended June 30, 2003
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total operating earnings	92,163	11,216	786	104,165
Unallocated expenses	--	--	--	(11,392)
Elimination of intersegment profits	--	--	--	7

Total consolidated operating earnings	92,163	11,216	786	92,780

2004 vs. 2003	21.1%	8.1%	87.9%	15.2%

Year
	Six Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total operating earnings	217,708	23,944	2,530	244,182
Unallocated expenses	--	--	--	(36,543)
Elimination of intersegment profits	--	--	--	--

Total consolidated operating earnings	217,708	23,944	2,530	207,639

	Six Months ended June 30, 2003
	Branch-based Distribution	Lab Safety	Integrated Supply	Totals
Total operating earnings	183,188	22,069	1,920	207,177
Unallocated expenses	--	--	--	(22,997)
Elimination of intersegment profits	--	--	--	7

Total consolidated operating earnings	183,188	22,069	1,920	184,187

2004 vs. 2003	18.8%	8.5%	31.8%	12.7%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2004